UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2010
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 210, Solana Beach, California	92075

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
1. Base Salaries for Executive Officers. On April 1, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Somaxon Pharmaceuticals, Inc. (the “Company”) established the base salaries to be paid to the executive officers listed below (the “Named Executive Officers”), effective immediately. In determining individual salaries, the Committee considers various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. The following new base salaries were established:

Name	Title	Base Salary
Richard W. Pascoe	President and Chief Executive Officer	$470,000
Jeffrey W. Raser	Senior Vice President, Chief Commercial Officer	$310,000
Brian T. Dorsey	Senior Vice President, Technical Operations	$295,000
Matthew W. Onaitis	Senior Vice President and General Counsel	$295,000
2. Bonuses Payable to Executive Officers. On April 1, 2010, the Committee approved cash bonuses to be paid to the Named Executive Officers. The bonuses related to such officers’ performance and the Company’s performance from the beginning of 2009 through March 31, 2010. The bonuses to be paid to the Named Executive Officers are as follows:

Name	Title	Amount of Bonus
Richard W. Pascoe	President and Chief Executive Officer	$112,050
Jeffrey W. Raser	Senior Vice President, Chief Commercial Officer	$56,732
Brian T. Dorsey	Senior Vice President, Technical Operations	$53,130
Matthew W. Onaitis	Senior Vice President and General Counsel	$49,613
3. Adoption of Somaxon Pharmaceuticals, Inc. 2010 Incentive Plan for the 2010 Fiscal Year. Also on April 1, 2010, the Committee approved the Somaxon Pharmaceuticals, Inc. 2010 Incentive Plan (the “2010 Incentive Plan”). Pursuant to the 2010 Incentive Plan, the Named Executive Officers are eligible to receive bonuses ranging from zero to 150% of their target bonuses based on the achievement of corporate performance goals. The target bonus for the Company’s President and Chief Executive Officer will be equal to 50% of his base salary, and the target bonuses for the Company’s Senior Vice Presidents will be equal to 35% of their respective base salaries. The corporate performance goals for 2010 were established by the Committee and include the achievement of performance targets with respect to the Company’s commercialization, strategic and financing activities.
The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the 2010 Incentive Plan, which is filed as an exhibit to this Current Report on Form 8-K.
4. Issuances of Restricted Stock Units. Also on April 1, 2010, the Committee approved the issuance of restricted stock units (“RSUs”) under the Company’s 2005 Stock Incentive Plan (the “Plan”) to each of the Named Executive Officers. The number of RSUs received by each Named Executive Officer is as follows:

		Number of RSUs
Name	Title	Received
Richard W. Pascoe	President and Chief Executive Officer	50,000
Jeffrey W. Raser	Senior Vice President, Chief Commercial Officer	40,000
Brian T. Dorsey	Senior Vice President, Technical Operations	30,000
Matthew W. Onaitis	Senior Vice President and General Counsel	30,000

All of such RSUs will initially be unvested and will vest as follows: one third of such RSUs will vest upon the first open trading window under the Company’s Insider Trading Policy after the first commercial sale of the Company’s product Silenor in the United States, another one third of such RSUs will vest on January 1, 2012 and the remaining one-third of such RSUs will vest on January 1, 2013. These awards may also vest on an accelerated basis pursuant to an executive’s employment agreement. In order to have his RSUs vest, a Named Executive Officer must be employed by the Company on the applicable vesting date.
5. Option Grants. Also on April 1, 2010, the Committee granted options to the Named Executive Officers under the Plan. The number of options received by each Named Executive Officer is as follows:

		Number of Options
Name	Title	Received
Richard W. Pascoe	President and Chief Executive Officer	200,000
Jeffrey W. Raser	Senior Vice President, Chief Commercial Officer	150,000
Brian T. Dorsey	Senior Vice President, Technical Operations	100,000
Matthew W. Onaitis	Senior Vice President and General Counsel	100,000
All of such stock options will initially be unvested and will vest as follows, subject in each case to the Named Executive Officer’s continued employment with the Company: one fourth of the options will vest on April 1, 2011, and 1/36 of the remaining stock options will vest on the first day of each month thereafter.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2010 Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2010	SOMAXON PHARMACEUTICALS, INC.
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2010 Incentive Plan